Exhibit 23.1

CONSENT OF GRANT THORNTON LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 26, 2005, accompanying the financial statements of Avivo Corporation, dba Atomz, for the years ended December 31, 2004 and 2003, included in this current report on Form 8-K/A. We hereby consent to the incorporation by reference of said report in the Registration Statements of WebSideStory, Inc. on Form S-8 (File No. 333-124754, effective May 10, 2005 and File No. 333-119350, effective September 28, 2004).

San Jose, California
July 12, 2005